                                                                   EXHIBIT 99.1

CONTACT:

Debra L. Nelson                                Bill Monigle
Chief Financial Officer                        IR Counsel
Ibis Technology Corporation                    (603) 424-1184
(978) 777-4247

FOR IMMEDIATE RELEASE

IBIS TECHNOLOGY ANNOUNCES THE ELECTION OF DR. YURI EROKHIN AS VICE PRESIDENT OF WAFER TECHNOLOGY

DANVERS, Mass, Aug. 22, 2001--Ibis Technology Corporation (Nasdaq:IBIS), the leading provider of SIMOX-SOI implantation equipment and wafers to the worldwide semiconductor industry, today announced the election of Dr. Yuri Erokhin as its Vice President of Wafer Technology. Ibis also announced today the resignations of two Directors, Geoffrey Ryding and Peter Rose, who resigned to, together, pursue other business opportunities.

Dr. Yuri Erokhin joined Ibis in October 2000 as Director of Wafer Technology, after a 5-year career at Eaton Corporation (now Axcelis Technologies) where he was Director of Process Technology in the Implant Systems Division. Dr. Erokhin led the department responsible for process development, worldwide applications support and equipment demonstrations to prospective customers. Prior to Axcelis, Dr. Erokhin was a Research Associate at North Carolina State University investigating formation of silicided shallow junction and process-induced crystal defects in silicon. He holds a Ph.D. degree in Microelectronics Technology.

Martin J. Reid, president and chief executive officer of Ibis Technology stated, "I am pleased to announce Dr. Yuri Erokhin's appointment as Vice President of Wafer Technology. Yuri has an extensive range of expertise in ion implantation technology, CMOS device physics and Si material science. I am confident that, in this new role, his skills and leadership abilities will contribute to maintaining our technology leadership position in the industry. SOI technology is being adopted by chip makers at an increasing pace, and Yuri will play a major role in assuring that our products continue to contribute to our customers' ability to keep integrated circuit advancements on track with Moore's law." Reid added, "I also wish to thank Geoff Ryding and Peter Rose for their work as directors. Their contributions are greatly appreciated."

ABOUT IBIS TECHNOLOGY

Ibis Technology Corporation is the leading provider of SIMOX-SOI (Separation by Implanted Oxygen-Silicon-On-Insulator) wafers and equipment for the worldwide semiconductor industry. The company is headquartered in Danvers, Massachusetts and maintains an office in Aptos, California. Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis' World Wide Web site at WWW.IBIS.COM.

                                     -MORE-

IBIS ANNOUNCES THE ELECTION OF EROKHIN AS VICE PRESIDENT.....PAGE 2

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release may contain forward-looking statements that are subject to certain risks and uncertainties including statements regarding advances in SIMOX wafer technology, the potential improvements to and development of next generation SIMOX-SOI wafer products and the adoption of SOI technology by chip makers. Such statements are based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, the impact of rapidly changing technology, equipment capacity and supply constraints or difficulties, limitations on the ability to protect the Company's patents and proprietary technology, the Company's limited history with regard to sales of implanters, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings. All information set forth in this press release is as of August 22, 2001, and Ibis undertakes no duty to update this information unless required by law.

                                                        ###